UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2008

Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32365 (Commission File Number)	13-4284187 (IRS Employer Identification Number)

1010 Northern Boulevard, Suite 314 Great Neck, NY (Address of principal executive offices)		11021 (Zip Code)
Registrant’s telephone number, including area code: 516-684-1239
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On June 27, 2008, NYSE Regulation, Inc. (“NYSER”) provided Feldman Mall Properties, Inc. (the “Company”) an official written notice that the common stock of the Company (NYSE: FMP) will be suspended from trading on the New York Stock Exchange (the “NYSE”) prior to market open on Monday, July 7, 2009. The decision to suspend the Company’s common stock was reached in view of the fact that the Company has fallen below the NYSE continued listing standard regarding average global market capitalization over a consecutive 30 trading day period of not less than $25 million, which is the minimum threshold for listing.
The Company announced on June 30, 2008 that it intends have its shares of common stock quoted on the Over the Counter Market (“OTC Bulletin Board”) effective July 7, 2008 at the beginning of market trading that day and at that time no longer will trade on the NYSE. The Company will obtain and announce a trading symbol. A copy of the press release is attached as Exhibit 99.1 hereto.
ITEM 9.01 Financial Statements and Exhibits.
Exhibit 99.1     Press Release regarding NYSE delisting, dated June 30, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.
Date: July 3, 2008	By:	/s/ Thomas Wirth
Thomas Wirth
President and Chief Financial Officer

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